Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Second Quarter of 2015

Birmingham, Ala. – (PR Newswire) – July 20, 2015 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and six months ended June 30, 2015.

SECOND Quarter 2015 Highlights:

▪	Net income for the second quarter increased 25% year over year
▪	Second quarter annualized loan growth of 28% on a linked quarter basis
▪	Diluted earnings per share of $0.54 for the second quarter, a 17% increase year over year
▪	Continued strong asset quality with non-performing assets to total assets of 0.38% at quarter-end and annualized net charge-offs of 0.15%
▪	Added more producers during first six months of 2015 than in any equivalent period in our ten year history

Tom Broughton, President and CEO, said, “We are pleased to welcome seven new producers to our company in the second quarter, for a total of 19 new producers year to date, excluding officers added through the Metro Bank (Atlanta) acquisition.” Bud Foshee, CFO, stated, “The improvement in net interest margin in the quarter, combined with strong loan growth, gives us strong fundamentals from which to build for the balance of 2015.”

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

	Period Ending June 30, 2015	Period Ending March 31, 2015	% Change From Period Ending March 31, 2015 to Period Ending June 30, 2015	Period Ending June 30, 2014	% Change From Period Ending June 30, 2014 to Period Ending June 30, 2015
QUARTERLY OPERATING RESULTS
Net Income	$14,469	$13,055	11%	$11,585	25%
Net Income Available to Common Stockholders	$14,346	$12,955	11%	$11,469	25%
Diluted Earnings Per Share	$0.54	$0.49	10%	$0.46	17%
Return on Average Assets	1.31%	1.26%		1.28%
Return on Average Common Stockholders' Equity	14.06%	13.55%		15.03%
Average Diluted Shares Outstanding	26,426,036	26,237,980		24,823,590

Core Net Income*	$14,469	$14,822	(2)%	$12,740	14%
Core Net Income Available to Common Stockholders*	$14,346	$14,722	(3)%	$12,624	14%
Core Diluted Earnings Per Share*	$0.54	$0.56	(4)%	$0.51	6%
Core Return on Average Assets*	1.31%	1.43%		1.41%
Core Return on Average Common Stockholders' Equity*	14.06%	15.39%		16.54%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$27,524			$23,343	18%
Net Income Available to Common Stockholders	$27,301			$23,127	18%
Diluted Earnings Per Share	$1.04			$0.97	7%
Return on Average Assets	1.29%			1.32%
Return on Average Common Stockholders' Equity	13.81%			15.61%
Average Diluted Shares Outstanding	26,332,527			23,909,707

Core Net Income*	$29,291			$24,955	17%
Core Net Income Available to Common Stockholders*	$29,068			$24,739	17%
Core Diluted Earnings Per Share*	$1.10			$1.03	7%
Core Return on Average Assets*	1.37%			1.41%
Core Return on Average Common Stockholders' Equity*	14.70%			16.70%

BALANCE SHEET
Total Assets	$4,492,539	$4,393,342	2%	$3,762,684	19%
Loans	3,863,734	3,607,852	7%	3,053,989	27%
Non-interest-bearing Demand Deposits	926,577	866,743	7%	729,163	27%
Total Deposits	3,729,132	3,638,763	2%	3,157,642	18%
Stockholders' Equity	454,487	441,458	3%	380,074	20%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $14.5 million and net income available to common stockholders of $14.3 million for the quarter ended June 30, 2015, compared to net income of $11.6 million and net income available to common stockholders of $11.5 million for the same quarter in 2014. Basic and diluted earnings per common share were $0.56 and $0.54, respectively, for the second quarter of 2015, compared to $0.49 and $0.46, respectively, for the second quarter of 2014.

Return on average assets was 1.31% and return on average equity was 14.06% for the second quarter of 2015, compared to 1.28% and 15.03%, respectively, for the second quarter of 2014.

Net interest income was $40.2 million for the second quarter of 2015, compared to $37.0 million for the first quarter of 2015 and $32.0 million for the second quarter of 2014. The net interest margin in the second quarter of 2015 was 3.88%, an 8 basis point increase from the first quarter of 2015 and 14 basis point increase from the second quarter of 2014. The increase in net interest income on a linked quarter basis is attributable to a $239.2 million increase in average loans outstanding, a $94.7 million increase in non-interest-bearing deposits and a $21.4 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet. The average yield on loans increased 4 basis points to 4.51% on a linked quarter basis.

Average loans for the second quarter of 2015 were $3.74 billion, an increase of $239.2 million, or 7%, over average loans of $3.50 billion for the first quarter of 2015, and an increase of $747.3 million, or 25%, over average loans of $2.99 billion for the second quarter of 2014.

Average total deposits for the second quarter of 2015 were $3.66 billion, an increase of $191.4 million, or 6%, over average total deposits of $3.47 billion for the first quarter of 2015, and an increase of $601.6 million, or 20%, over average total deposits of $3.06 billion for the second quarter of 2014.

Non-performing assets to total assets were 0.38% for the second quarter of 2015, a decrease of two basis points compared to 0.40% for the first quarter of 2015 and a decrease of fifteen basis points compared to 0.53% for the second quarter of 2014. Net credit charge-offs to average loans were 0.15%, a seven basis point increase compared to 0.08% for the first quarter of 2015 and a one basis point decrease compared to 0.16% for the second quarter of 2014. We recorded a $4.1 million provision for loan losses in the second quarter of 2015 compared to $2.4 million in the first quarter of 2015 and $2.4 million in the second quarter of 2014. The $1.7 million increase in loan loss provision in the second quarter is primarily attributable to loan growth combined with new impairment and charge-off of two large commercial loans. The allowance for loan loss as a percentage of total loans remained unchanged at 1.04% for June 30, 2015 and March 31, 2015 and decreased four basis points compared to 1.08% at June 30, 2014. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $567,000 during the second quarter of 2015, or 19%, compared to the second quarter of 2014. Deposit service charges increased by $219,000, or 21%, resulting from higher balances and an increase in the number of accounts and transactions. Increases in the cash surrender value of our life insurance contracts resulted from added investments in contracts during the third quarter of 2014.

Non-interest expense for the second quarter of 2015 increased $2.8 million, or 18%, to $18.2 million from $15.4 million in the second quarter of 2014, and decreased $0.5 million, or 3%, on a linked quarter basis. Salary and benefit expense for the second quarter of 2015 increased $1.3 million, or 15%, to $10.4 million from $9.1 million in the second quarter of 2014, and increased $1.4 million, or 16%, on a linked quarter basis. Salary and benefit expenses for the second quarter of 2014 included non-routine expense of $1.8 million resulting from the accelerated vesting of stock options previously granted to members of our advisory boards in our markets. Excluding this non-routine expense, salary and benefit expenses increased $3.1 million, or 42%. This increase is primarily the result of the Metro Bank employees coming on board in February 2015 and employee hires in our newer markets. Merger expenses during the first quarter of 2015 related to our acquisition of Metro Bancshares were $2.1 million. Other operating expense for the second quarter of 2015 increased $1.0 million, or 29%, to $4.6 million from $3.6 million in the second of 2014. This was primarily the result of increased loan origination expenses, increased federal reserve bank charges from our correspondent bank clearing activities, and amortization of the core deposit intangible asset resulting from the Metro Bancshares acquisition.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded expenses of $2.1 million for the first quarter of 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the Bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments for the first quarter of 2015, consistent with guidance provided in the Federal Reserve Bank’s Inter-agency Policy Statement SR 06-17. We recorded non-routine expenses of $2.5 million during the first half of 2014 resulting from a correction of our accounting for vested stock options and acceleration of vesting for unvested stock options previously granted to members of our advisory boards in our markets. This change in accounting treatment is a non-cash item and did not impact our operating activities or cash from operations. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to merger expenses, the initial funding of reserves for unfunded loan commitments, the correction of our accounting for vested stock options and the acceleration of vesting of unvested stock options, and are all considered non-GAAP financial measures. Other non-GAAP financial measures included in this press release are “tangible common stockholders’ equity,” “total tangible assets,” “tangible book value per share,” and “tangible common equity to total tangible assets.” All non-GAAP financial measures are more fully explained below.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

“Tangible common stockholders’ equity” is defined as common stockholders’ equity, adjusted by the total of goodwill and other identifiable intangible assets.

“Total tangible assets” is defined as total assets, adjusted by the total of goodwill and other identifiable intangible assets.

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by the number of common shares outstanding.

“Tangible common equity to total tangible assets” is defined as tangible common equity divided by total tangible assets.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the three months ended March 31, 2015 and six month comparative periods ended June 30, 2015 and 2014 included in this press release. Dollars are in thousands, except share and per share data.

	For the Three Months Ended March 31, 2015	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014
Provision for income taxes - GAAP	$5,903	$12,875	$10,705
Adjustments:
Adjustment for non-routine expense	829	830	865
Core provision for income taxes	$6,732	$13,705	$11,570

Return on average assets - GAAP	1.26%	1.29%	1.32%
Net income - GAAP	$13,055	$27,524	$23,343
Adjustments:
Adjustment for non-routine expense	1,767	1,767	1,612
Core net income	$14,822	$29,291	$24,955
Average assets	$4,193,413	$4,307,778	$3,568,159
Core return on average assets	1.43%	1.37%	1.41%

Return on average common stockholders' equity	13.55%	13.81%	15.61%
Net income available to common stockholders - GAAP	$12,955	$27,301	$23,127
Adjustments:
Adjustment for non-routine expense	1,767	1,767	1,612
Core net income available to common stockholders	$14,722	$29,068	$24,739
Average common stockholders' equity	$387,870	$398,678	$298,713
Core return on average common stockholders' equity	15.39%	14.70%	16.70%

Earnings per share - diluted - GAAP	$0.49	$1.04	$0.97
Weighted average shares outstanding, diluted	26,237,980	26,332,527	23,909,707
Core diluted earnings per share	$0.56	$1.10	$1.03

Book value per share	$15.65	$16.05	$13.74
Total common stockholders' equity - GAAP	401,500	414,529	340,116
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	18,069	18,060	-
Tangible common stockholders' equity	$383,431	$396,469	$340,116
Tangible book value per share	$14.95	$15.35	$13.74

Stockholders' equity to total assets	10.05%	10.13%	10.10%
Total assets - GAAP	$4,393,342	$4,485,091	$3,762,684
Adjustments:
Adjusted for goodwill and other identifiable intangible assets	18,069	18,060	-
Total tangible assets	4,375,273	4,467,031	3,762,684
Tangible common equity to total tangible assets	8.76%	8.88%	10.10%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
CONSOLIDATED STATEMENT OF INCOME
Interest income	$44,209	$40,783	$38,163	$36,857	$35,424
Interest expense	3,998	3,746	3,703	3,538	3,446
Net interest income	40,211	37,037	34,460	33,319	31,978
Provision for loan losses	4,062	2,405	2,759	2,748	2,438
Net interest income after provision for loan losses	36,149	34,632	31,701	30,571	29,540
Non-interest income	3,505	3,077	3,110	3,006	2,938
Non-interest expense	18,213	18,751	13,143	15,315	15,417
Income before income tax	21,441	18,958	21,668	18,262	17,061
Provision for income tax	6,972	5,903	6,636	4,260	5,476
Net income	14,469	13,055	15,032	14,002	11,585
Preferred stock dividends	123	100	115	100	116
Net income available to common stockholders	$14,346	$12,955	$14,917	$13,902	$11,469
Earnings per share - basic	$0.56	$0.51	$0.60	$0.56	$0.49
Earnings per share - diluted	$0.54	$0.49	$0.58	$0.54	$0.46
Average diluted shares outstanding	26,426,036	26,237,980	25,697,531	25,726,313	24,823,590

CONSOLIDATED BALANCE SHEET DATA
Total assets	$4,492,539	$4,393,342	$4,098,679	$3,952,799	$3,762,684
Loans	3,863,734	3,607,852	3,359,858	3,159,772	3,053,989
Debt securities	335,008	336,505	327,665	332,351	325,432
Non-interest-bearing demand deposits	926,577	866,743	810,460	794,553	729,163
Total deposits	3,729,132	3,638,763	3,398,160	3,352,766	3,157,642
Borrowings	21,016	21,278	19,973	19,965	19,957
Stockholders' equity	$454,487	$441,458	$407,213	$393,136	$380,074

Shares outstanding	25,826,198	26,653,610	24,801,518	24,791,436	24,749,436
Book value per share	$16.05	$15.65	$14.81	$14.25	$13.74
Tangible book value per share (1)	$15.35	$14.95	$14.81	$14.25	$13.74

SELECTED FINANCIAL RATIOS
Net interest margin	3.88%	3.80%	3.56%	3.65%	3.74%
Return on average assets	1.31%	1.26%	1.47%	1.45%	1.28%
Return on average common stockholders' equity	14.06%	13.55%	16.39%	15.89%	15.03%
Efficiency ratio	41.66%	46.74%	34.98%	42.16%	44.15%
Non-interest expense to average earning assets	1.73%	1.90%	1.34%	1.66%	1.78%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets (3)	9.60%	9.93%	N/A	N/A	N/A
Tier 1 capital to risk-weighted assets	10.58%	10.98%	11.75%	12.02%	12.04%
Total capital to risk-weighted assets	12.04%	12.49%	13.38%	13.70%	13.74%
Tier 1 capital to average assets	9.88%	10.07%	9.91%	10.18%	10.32%
Tangible common equity to total tangible assets (1)	8.86%	8.76%	8.96%	8.93%	9.04

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.

(2) Regulatory capital ratios for most recent period are preliminary.

(3) Basel III final capital rules, including the new Common Equity Tier 1 Capital to Risk-Weighted Assets ratio, became effective for the Company on January 1, 2015.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	June 30, 2015	June 30, 2014	% Change
ASSETS
Cash and due from banks	$49,731	$76,893	(35)%
Interest-bearing balances due from depository institutions	69,104	199,990	(65)%
Federal funds sold	17,622	3,044	479%
Cash and cash equivalents	136,457	279,927	(51)%
Available for sale debt securities, at fair value	305,985	294,254	4%
Held to maturity debt securities (fair value of $29,348 and $31,446 at June 30, 2015 and 2014, respectively)	29,023	31,178	(7)%
Restricted equity securities	4,954	3,418	45%
Mortgage loans held for sale	11,722	11,675	0%
Loans	3,863,734	3,053,989	27%
Less allowance for loan losses	(40,020)	(32,984)	21%
Loans, net	3,823,714	3,021,005	27%
Premises and equipment, net	15,563	7,745	101%
Goodwill and other identifiable intangible assets	18,060	-
Other assets	147,061	113,482	30%
Total assets	$4,492,539	$3,762,684	19%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$926,577	$729,163	27%
Interest-bearing	2,802,555	2,428,479	15%
Total deposits	3,729,132	3,157,642	18%
Federal funds purchased	273,095	181,070	51%
Other borrowings	21,016	19,957	5%
Other liabilities	14,809	23,941	(38)%
Total liabilities	4,038,052	3,382,610	19%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001 (liquidation preference $1,000), net of discount; 40,000 shares authorized, 40,000 shares issued and outstanding at June 30, 2015 and 2014	39,958	39,958	-%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and 960,000 currently undesignated	-	-	-%
Common stock, par value $0.0003 per share; 50,000,000 shares authorized; 25,833,698 shares issued and 25,826,198 outstanding at June 30, 2015 and 24,749,436 shares issued and outstanding at June 30, 2014	26	25	4%
Additional paid-in capital	209,074	183,765	14%
Retained earnings	201,303	150,769	34%
Accumulated other comprehensive income	3,749	5,305	(29)%
Noncontrolling interest	377	252	50%
Total stockholders' equity	454,487	380,074	20%
Total liabilities and stockholders' equity	$4,492,539	$3,762,684	19%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$42,105	$33,250	$80,751	$65,502
Taxable securities	1,104	1,126	2,232	2,223
Nontaxable securities	874	870	1,734	1,741
Federal funds sold	24	43	101	85
Other interest and dividends	102	135	174	154
Total interest income	44,209	35,424	84,992	69,705
Interest expense:
Deposits	3,512	3,027	6,782	6,041
Borrowed funds	486	419	962	837
Total interest expense	3,998	3,446	7,744	6,878
Net interest income	40,211	31,978	77,248	62,827
Provision for loan losses	4,062	2,438	6,467	4,752
Net interest income after provision for loan losses	36,149	29,540	70,781	58,075
Non-interest income:
Service charges on deposit accounts	1,276	1,057	2,483	1,925
Mortgage banking	735	674	1,189	958
Securities gains	-	-	29	-
Increase in cash surrender value life insurance	660	546	1,308	1,082
Other operating income	834	661	1,573	1,148
Total non-interest income	3,505	2,938	6,582	5,113
Non-interest expense:
Salaries and employee benefits	10,426	9,098	19,434	16,795
Equipment and occupancy expense	1,634	1,409	3,295	2,775
Professional services	665	532	1,233	1,048
FDIC and other regulatory assessments	626	528	1,246	1,045
Other real estate owned expense	289	298	503	785
Merger expense	4	-	2,100	-
Other operating expense	4,569	3,552	9,153	6,692
Total non-interest expense	18,213	15,417	36,964	29,140
Income before income tax	21,441	17,061	40,399	34,048
Provision for income tax	6,972	5,476	12,875	10,705
Net income	14,469	11,585	27,524	23,343
Dividends on preferred stock	123	116	223	216
Net income available to common stockholders	$14,346	$11,469	$27,301	$23,127
Basic earnings per common share	$0.56	$0.49	$1.07	$1.01
Diluted earnings per common share	$0.54	$0.46	$1.04	$0.97

LOANS BY TYPE (UNAUDITED)

(In thousands)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
Commercial, financial and agricultural	$1,630,134	$1,543,531	$1,495,092	$1,382,607	$1,362,757
Real estate - construction	219,607	219,005	208,769	194,506	178,033
Real estate - mortgage:
Owner-occupied commercial	930,719	869,724	793,917	773,432	708,294
1-4 family mortgage	392,245	375,770	333,455	314,778	296,220
Other mortgage	627,099	545,668	471,363	443,245	457,845
Subtotal: Real estate - mortgage	1,950,063	1,791,162	1,598,735	1,531,455	1,462,359
Consumer	63,930	54,154	57,262	51,204	50,840
Total loans	$3,863,734	$3,607,852	$3,359,858	$3,159,772	$3,053,989

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
Allowance for loan losses:
Beginning balance	$37,356	$35,629	$34,442	$32,984	$31,728
Loans charged off:
Commercial financial and agricultural	1,151	77	416	531	142
Real estate - construction	93	382	309	610	325
Real estate - mortgage	208	433	922	149	890
Consumer	19	5	21	131	18
Total charge offs	1,471	897	1,668	1,421	1,375
Recoveries:
Commercial financial and agricultural	6	19	2	-	1
Real estate - construction	65	99	37	97	180
Real estate - mortgage	2	101	46	14	10
Consumer	-	-	11	20	2
Total recoveries	73	219	96	131	193
Net charge-offs	1,398	678	1,572	1,290	1,182
Provision for loan losses	4,062	2,405	2,759	2,748	2,438
Ending balance	$40,020	$37,356	$35,629	$34,442	$32,984

Allowance for loan losses to total loans	1.04%	1.04%	1.06%	1.09%	1.08%
Allowance for loan losses to total average loans	1.07%	1.07%	1.10%	1.11%	1.10%
Net charge-offs to total average loans	0.15%	0.08%	0.19%	0.17%	0.16%
Provision for loan losses to total average loans	0.44%	0.28%	0.34%	0.35%	0.33%
Nonperforming assets:
Nonaccrual loans	$8,194	$8,361	$9,125	$16,078	$13,193
Loans 90+ days past due and accruing	470	553	925	1,190	-
Other real estate owned and repossessed assets	8,235	8,638	6,840	6,940	6,739
Total	$16,899	$17,552	$16,890	$24,208	$19,932

Nonperforming loans to total loans	0.22%	0.25%	0.30%	0.55%	0.43%
Nonperforming assets to total assets	0.38%	0.40%	0.41%	0.61%	0.53%
Nonperforming assets to earning assets	0.38%	0.41%	0.42%	0.62%	0.54%
Reserve for loan losses to nonaccrual loans	488.41%	446.79%	390.45%	214.22%	250.01%

Restructured accruing loans	$8,279	$8,280	$8,295	$2,067	$7,030

Restructured accruing loans to total loans	0.21%	0.23%	0.25%	0.07%	0.23%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)

(In thousands)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
Beginning balance:	$8,280	$8,992	$7,932	$9,217	$13,478
Additions	-	-	6,250	-	1,409
Net (paydowns) / advances	(1)	(381)	(4,492)	(802)	(5,080)
Charge-offs	-	(331)	(698)	(483)	(590)
	$8,279	$8,280	$8,992	$7,932	$9,217

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014
Interest income:
Interest and fees on loans	$42,105	$38,646	$35,902	$34,662	$33,250
Taxable securities	1,104	1,128	1,143	1,131	1,126
Nontaxable securities	874	860	871	877	870
Federal funds sold	24	77	41	38	43
Other interest and dividends	102	72	206	149	135
Total interest income	44,209	40,783	38,163	36,857	35,424
Interest expense:
Deposits	3,512	3,270	3,256	3,123	3,027
Borrowed funds	486	476	447	415	419
Total interest expense	3,998	3,746	3,703	3,538	3,446
Net interest income	40,211	37,037	34,460	33,319	31,978
Provision for loan losses	4,062	2,405	2,759	2,748	2,438
Net interest income after provision for loan losses	36,149	34,632	31,701	30,571	29,540
Non-interest income:
Service charges on deposit accounts	1,276	1,207	1,168	1,172	1,057
Mortgage banking	735	454	507	582	674
Securities gains	-	29	-	3	-
Increase in cash surrender value life insurance	660	648	649	549	546
Other operating income	834	739	786	700	661
Total non-interest income	3,505	3,077	3,110	3,006	2,938
Non-interest expense:
Salaries and employee benefits	10,426	9,008	6,332	7,890	9,098
Equipment and occupancy expense	1,634	1,661	1,335	1,437	1,409
Professional services	665	568	558	829	532
FDIC and other regulatory assessments	626	620	516	533	528
Other real estate owned expense	289	214	528	220	298
Merger expense	4	2,096	-	-	-
Other operating expense	4,569	4,584	3,874	4,406	3,552
Total non-interest expense	18,213	18,751	13,142	15,315	15,417
Income before income tax	21,441	18,958	21,668	18,262	17,061
Provision for income tax	6,972	5,903	6,636	4,260	5,476
Net income	14,469	13,055	15,032	14,002	11,585
Dividends on preferred stock	123	100	115	100	116
Net income available to common stockholders	$14,346	$12,955	$14,917	$13,902	$11,469
Basic earnings per common share	$0.56	$0.51	$0.60	$0.56	$0.49
Diluted earnings per common share	$0.54	$0.49	$0.58	$0.54	$0.46

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	2nd Quarter 2015		1st Quarter 2015		4th Quarter 2014		3rd Quarter 2014		2nd Quarter 2014
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$3,731,699	4.51%	$3,492,363	4.47%	$3,215,400	4.41%	$3,081,435	4.44%	$2,978,631	4.46%
Tax-exempt(2)	10,005	5.01	10,180	5.10	10,367	4.94	12,043	4.25	15,803	3.25
Mortgage loans held for sale	12,718	2.21	6,884	2.12	3,410	6.05	6,861	3.64	8,048	3.24
Debt securities:
Taxable	193,848	2.28	198,104	2.28	195,533	2.32	195,220	2.31	188,148	2.40
Tax-exempt(2)	136,104	3.93	129,525	4.02	127,909	4.19	126,512	4.08	123,897	4.10
Total securities (3)	329,952	2.96	327,629	2.97	323,442	3.06	321,732	3.01	312,045	3.07
Federal funds sold	26,638	0.36	39,438	0.27	68,640	0.24	57,625	0.27	41,388	0.37
Restricted equity securities	4,953	3.16	4,354	3.63	3,418	3.95	3,418	3.83	3,446	7.57
Interest-bearing balances with banks	97,482	0.26	119,195	0.28	273,496	0.26	185,716	0.25	121,532	0.25
Total interest-earning assets	4,213,447	4.26%	4,000,043	4.18%	3,898,173	3.94%	3,668,830	4.03%	3,480,893	4.13%
Non-interest-earning assets:
Cash and due from banks	58,347		61,911		58,973		58,340		57,387
Net premises and equipment	16,323		13,847		8,315		8,310		8,377
Allowance for loan losses, accrued interest and other assets	129,233		117,612		101,831		86,901		88,849
Total assets	$4,417,350		$4,193,413		$4,067,292		$3,822,381		$3,635,506

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$579,650	0.27%	$553,569	0.26%	$511,451	0.26%	$484,291	0.26%	$482,115	0.27%
Savings	37,697	0.28	36,128	0.28	28,806	0.29	26,584	0.28	25,406	0.28
Money market	1,653,708	0.45	1,618,715	0.44	1,645,533	0.45	1,555,091	0.44	1,472,346	0.44
Time deposits	480,140	1.05	446,084	1.05	395,598	1.03	394,158	1.05	402,613	1.08
Federal funds purchased	275,888	0.29	270,549	0.28	231,135	0.28	187,629	0.28	195,809	0.28
Other borrowings	21,238	5.40	20,455	5.65	19,969	5.62	19,961	5.62	19,953	5.69
Total interest-bearing liabilities	3,048,321	0.53%	2,925,500	0.52%	2,832,492	0.52%	2,667,714	0.53%	2,598,242	0.53%
Non-interest-bearing liabilities:
Non-interest-bearing demand	908,020		813,340		823,738		751,831		675,098
Other liabilities	11,793		6,745		9,969		15,838		16,158
Stockholders' equity	444,302		422,847		395,981		382,025		341,120
Unrealized gains on securities and derivatives	4,914		4,981		5,112		4,973		4,888
Total liabilities and stockholders' equity	$4,417,350		$4,193,413		$4,067,292		$3,822,381		$3,635,506
Net interest spread		3.73%		3.66%		3.42%		3.50%		3.60%
Net interest margin		3.88%		3.80%		3.56%		3.65%		3.74%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.